UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2021

DATTO HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-39637	81-3345706
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

101 Merritt 7
Norwalk	,	CT	06851
(Address of principal executive offices)			(Zip Code)
888-995-1431
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MSP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2021, the board of directors (the “Board”) of Datto Holding Corp. (the Company”) increased the size of the Board from nine to eleven directors and appointed Christine Larsen and Jack Dillon as members of the Board to fill the resulting vacancies. Ms. Larsen will serve as a Class II director until the Company’s 2022 Annual Meeting of Shareholders, and Mr. Dillon will serve as a Class III director until the Company’s 2023 Annual Meeting of Shareholders, or in each case, until her or his earlier resignation or removal in accordance with the Company’s Bylaws. Ms. Larsen was also appointed to serve on the Audit Committee of the Board to replace John Stalder. Upon Ms. Larsen’s appointment, all members of the Audit Committee of the Board are independent in accordance with the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Mr. Dillon has not been appointed to serve on a Board committee.

Ms. Larsen served as Chief Operations Officer of First Data Corp. (NYSE: FDC, now NASDAQ: FISV) from 2013 to 2018. Prior to joining First Data Corp., Ms. Larsen held various senior operating and technology roles at JPMorgan Chase & Co. (NYSE: JPM) from 2005 to 2013, most recently as an Executive Vice President responsible for firm-wide process improvement and enterprise program management, with a focus on control and integration efforts. Prior to joining JPMorgan in 2005, Ms. Larsen spent eleven years at Citigroup Inc. (NYSE: C) and ten years at Andersen Consulting (now Accenture plc NYSE: ACN). Ms. Larsen has served as a director of Paya Holdings Inc. (NASDAQ: PAYA) since October 2020, and as a director for the Canadian Imperial Bank of Commerce (NYSE: CM) since April 2016. Ms. Larsen has a Master’s in Library Science from Syracuse University as a University Fellow and a Bachelor of Arts degree with high honors from Cornell College.

Mr. Dillon joined Vista Equity Partners in 2010 and is a member of the investment team. Mr. Dillon has worked with the Company since Vista’s investment in December 2017 and his experience makes him a valuable addition to its Board. In addition to the Company, Mr. Dillon serves as a director of the following private companies: Acquia, Apptio, CentralSquare and NAVEX Global. Prior to joining Vista, Mr. Dillon earned a bachelor’s degree in Finance from the University of Notre Dame.

In connection with Ms. Larsen’s and Mr. Dillon’s appointment, the Company will enter into its standard form of indemnification agreement with each of Ms. Larsen and Mr. Dillon, the form of which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2021. Ms. Larsen shall be entitled to receive compensation for her services as a member of the Board in accordance with the Board’s Non-Employee Director Compensation Policy.

Ms. Larsen was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person. The Company is not aware of any related party transactions or relationships between Ms. Larsen and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Dillon was nominated as a director pursuant to the Director Nomination Agreement, dated as of October 23, 2020, by and among the Company and funds affiliated with Vista Equity Partners, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2020. Mr. Dillon was not selected as a director pursuant to any other arrangements or understandings with the Company or with any other person. Related party transactions between the Company and Vista Equity Partners have been previously disclosed in the Company’s 2021 Proxy Statement filed with the SEC on April 26, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATTO HOLDING CORP.

Date: October 20, 2021	By:	/s/ Michael Fass
	Name:	Michael Fass
	Title:	General Counsel

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